Exhibit 99.1
Earthstone Energy, Inc. Reports
2023 Second Quarter and Year-to-Date Financial Results
Generated Record Production for Second Quarter 2023

The Woodlands, Texas, August 2, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three and six months ended June 30, 2023.

Second Quarter 2023 Highlights
•Announced the Novo Acquisition for $1 billion on June 15, 2023, which is expected to close on August 15, 2023
•Achieved record average daily production of 105,493 Boepd(1) (42% oil), which exceeded the mid-point of full-year 2023 production guidance by 5.5%
•Net income(2) of $82.4 million, and Adjusted Net Income(3) of $75.6 million
•Adjusted EBITDAX(3) of $238.8 million
•Net cash provided by operating activities of $218.4 million
•Free Cash Flow(3) of $41.9 million
•Capital expenditures of $174.4 million, which comprised 23% of the mid-point of full-year 2023 capital expenditures guidance
•Issued $500 million of senior unsecured notes due 2031
Year to Date 2023 Highlights
•Average daily production of 104,974 Boepd(1) (43% oil), which exceeded the mid-point of full-year 2023 production guidance by 5.0%
•Net income(2) of $168.7 million, and Adjusted Net Income(3) of $184.7 million
•Adjusted EBITDAX(3) of $505.7 million
•Net cash provided by operating activities of $476.8 million
•Free Cash Flow(3) of $83.7 million
•Capital expenditures of $376.7 million, which comprised 50% of the mid-point of full-year 2023 capital expenditures guidance
(1)Represents reported sales volumes.
(2)Net income (GAAP) represents the sum of Net Income attributable to Earthstone Energy, Inc., plus the Net income attributable to noncontrolling interest. The related consolidated weighted average shares outstanding of Class A Common Stock and Class B Common Stock were 141.6 million shares and 141.7 million shares, respectively, on an as-converted basis, for the three and six months ended June 30, 2023 (“Adjusted Diluted Shares”, as reconciled in the “Non-GAAP Financial Measures” section below). All shares of our Class B Common Stock issued and outstanding are held by the noncontrolling interest group.
(3)See “Non-GAAP Financial Measures” section below.

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “Earthstone’s operational excellence continued during the second quarter, with production setting record levels and surpassing our internal forecast and the top end of our full-year guidance. We reported second-quarter production of 105,493 boepd, with the oil component over 44,000 barrels per day. Our low decline, stable production base, and strong new well results drove our production outperformance for the quarter. The execution of our disciplined operating plan and the strength of our operational performance translated directly into strong financial performance for the quarter. Company record daily production led to Adjusted EBITDAX of approximately $239 million and Free Cash Flow of approximately $42 million for the quarter. Year-to-date average daily production of approximately 105,000 Boepd exceeds the midpoint of our pre-Novo full-year guidance by 5,000 Boepd, showcasing the quality and productivity of our inventory and strong operational execution.”

Mr. Anderson continued, “Also during the quarter, we continued to further our consolidation strategy with the announcement of the pending Novo acquisition, which will significantly increase the scale of our northern Delaware Basin footprint. The Novo acquisition, combined with last year's Chisholm and Titus acquisitions, will fundamentally transform Earthstone into a major operator in the northern Delaware Basin, with four of our five rigs expected to be drilling in this oil-rich and highly economic area. We look forward to closing the Novo transaction later this month and incorporating its high-quality inventory into our development plans. We expect Novo will increase our production base to more than 130,000 Boepd in the fourth quarter. We believe the Novo transaction will add significant Free Cash Flow as well as increased value for Earthstone shareholders.”

Operational Overview

We operated a five-rig drilling program during the second quarter of 2023 with three rigs in the Delaware Basin and two in the Midland Basin.

Delaware Basin Highlights

In the Delaware Basin, during the second quarter of 2023, we commenced drilling 12 gross (9.7 net) wells and brought 13 gross (9.5 net) wells online.

We completed the Lonesome Dove Com pad on acreage acquired in the Titus acquisition in the Stateline area in Lea County, New Mexico. The wells targeted the First and Second Bone Spring intervals. The four wells had an average peak IP-30 rate of 1,762 Boepd from laterals averaging approximately 7,700 feet with an average oil percentage of 72%. We hold a 90% working interest in the Lonesome Dove Com pad.

Also, in the Stateline area, we completed the Cattlemen Fed Com Pad, where we hold a 99% working interest. The 2-well pad had an average peak IP-30 of 1,934 Boepd and was approximately 67% oil. The average lateral length of the two wells was about 7,700 feet, and the wells targeted the First and Second Bone Spring. The Cattlemen Fed Com pad is located on acreage also acquired in the Titus acquisition.

Midland Basin Highlights

During the second quarter of 2023 in the Midland Basin, we began drilling nine gross (7.2 net) wells and brought four gross (3.0 net) wells online.

In Irion County, Texas, at the Barnhart pad, we put four wells online in July producing from the Wolfcamp Upper and Lower B zones. These wells were drilled with an average lateral length of approximately 13,340 feet. Although these wells have not been online for a full 30 days, their performance is in line with a prior pad completed by the Company in 2022 and they have average peak IP-20 over 1,030 Boepd with approximately 86% oil. We hold a 100% working interest in the Barnhart pad.

We recently put two wells online at the Mid-States East Unit 37-5 pad, and the wells are producing from the Wolfcamp D zone. This is our initial development of the Wolfcamp D interval in Midland County. The wells had an average lateral length of 9,950 feet with a 67% working interest. The wells are flowing naturally with no artificial lift and results are encouraging, with recent average daily production per well over 800 Boepd and 89% oil.

Selected Financial Data (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($000s except where noted)	2023	2022	2023	2022
Total revenues	$370,008	$472,551	$783,144	$668,701

Lease operating expense	87,602	50,514	175,580	72,145

General and administrative expense (excluding stock-based compensation)	12,157	8,117	25,118	14,593
Stock-based compensation	7,835	5,960	12,453	11,790
General and administrative expense	$19,992	$14,077	$37,571	$26,383

Net income	$82,448	$218,025	$168,659	$166,148
Less: Net income attributable to noncontrolling interest	24,406	73,140	50,069	54,741
Net income attributable to Earthstone Energy, Inc.	58,042	144,885	118,590	111,407
Adjusted EBITDAX(1)	$238,845	$300,875	$505,748	$423,964

Production(2):
Oil (MBbls)	4,014	2,587	8,167	4,004
Gas (MMcf)	18,308	14,414	35,118	20,053
NGL (MBbls)	2,535	2,029	4,980	2,869
Total (MBoe)(3)	9,600	7,018	19,000	10,214
Average Daily Production (Boepd)	105,493	77,125	104,974	56,432
Average Prices:
Oil ($/Bbl)	73.49	110.80	74.98	106.00
Gas ($/Mcf)	1.13	6.67	1.44	5.94
NGL ($/Bbl)	21.45	44.25	24.12	43.66
Total ($/Boe)	38.54	67.33	41.22	65.47
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	73.07	87.30	74.22	83.16
Gas ($/Mcf)	1.20	5.40	1.41	4.97
NGL ($/Bbl)	21.45	44.25	24.12	43.66
Total ($/Boe)	38.50	56.06	40.83	54.62
Operating Margin per Boe
Average realized price	$38.54	$67.33	$41.22	$65.47
Lease operating expense	9.13	7.20	9.24	7.06
Production and ad valorem taxes	3.31	4.87	3.42	4.65
Operating margin per Boe(1)	26.10	55.26	28.56	53.76
Realized hedge settlements	(0.04)	(11.27)	(0.39)	(10.85)
Operating margin per Boe (including Realized Hedge Settlements)(1)	$26.06	$43.99	$28.17	$42.91

(1)See the “Non-GAAP Financial Measures” section below.
(2)Represents reported sales volumes.
(3)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Updated 2023 Guidance

Earthstone is providing updated guidance for 2023, which assumes the closing of the Novo Acquisition on August 15, 2023. The Company anticipates third quarter production to be 115-120 MBoepd and fourth quarter production to average 130-135 MBoepd. From a capital activity standpoint, the Company plans to maintain its five-rig drilling program for the remainder of the year. Additionally, the Company expects to complete 11 gross Novo-drilled wells which are currently uncompleted. The Company now expects to drill and complete an incremental 3-4 net wells compared to its original capital plan. Despite the incremental activity, the Company is maintaining its full year capital expenditure guidance at $725-775 million.

Production Guidance	1H23	3Q23(1)	4Q23(1)	FY 2023(1)
Production (Boe/d)	104,974	115,000 - 120,000	130,000 - 135,000	113,809 - 116,330
% Oil	43%	41%	41%	42%
% Liquids	69%	68%	69%	69%

Expense & Capex Guidance	1H23	2H23(1)	FY 2023(1)
Total Capital Expenditures ($MM)	$377	$348 - $398	$725 - $775
Lease Operating Expense ($/Boe)	$9.24	$8.75 - $9.25	$9.00 - $9.25
Production & Ad Valorem Taxes (% of Revenue)	8.3%	8.5% - 9.0%	8.4% - 8.7%
Cash G&A ($MM)(2)	$25	$27.5 - $32.5	$52.5 - $57.5

1)Includes the projected impact of the Novo Acquisition, expected to close on August 15, 2023.
2)Cash G&A is defined as general and administrative expenses excluding stock-based compensation.

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

Liquidity and Equity Capitalization

As of June 30, 2023, we had $49.5 million of cash on hand and no borrowings outstanding under our senior secured credit facility (“Credit Facility”). As of June 30, 2023, elected commitments under the Credit Facility were $1.4 billion with a borrowing base of $1.65 billion.

Through June 30, 2023, we had incurred $376.7 million of capital expenditures. Our 2023 capital expenditure guidance remains at $725-$775 million. We expect to fund our remaining 2023 capital expenditures and interest expense with cash flow from operations while any excess cash flow is expected to be utilized to repay borrowings under our Credit Facility, if any.

As of June 30, 2023, 106,331,055 shares of Class A Common Stock and 34,257,641 shares of Class B Common Stock were outstanding, resulting in 140,588,696 combined shares of common stock outstanding.

Commodity Hedging

Hedging Activities

The following tables set forth our outstanding derivative contracts as of June 30, 2023. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q3 - Q4 2023	Crude Oil	1,145,200	$74.90
Q1 - Q4 2024	Crude Oil	621,600	$69.28
Q3 - Q4 2023	Crude Oil Basis Swap (1)	4,692,000	$0.92
Q3 - Q4 2023	Natural Gas	2,300,000	$3.35
Q3 - Q4 2023	Natural Gas Basis Swap (2)	25,760,000	$(1.67)
Q1 - Q4 2024	Natural Gas Basis Swap (2)	36,600,000	$(1.05)
Q1 - Q4 2025	Natural Gas Basis Swap (2)	14,600,000	$(0.74)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
Q3 - Q4 2023	Crude Oil Costless Collar	2,120,800	$62.73	$85.26
Q1 - Q4 2024	Crude Oil Costless Collar	732,000	$60.00	$76.01
Q3 - Q4 2023	Natural Gas Costless Collar	13,298,800	$3.12	$5.21
Q1 - Q4 2024	Natural Gas Costless Collar	14,640,000	$2.56	$4.51

	Deferred Premium Puts
Period	Commodity	Volume (Bbls / MMBtu)	$/Bbl (Put Price)	$/Bbl (Net of Premium)
Q3 - Q4 2023	Crude Oil	791,200	$70.00	$64.54
Q1 - Q4 2024	Crude Oil	915,000	$65.00	$60.04

Conference Call Details

Earthstone is hosting a conference call on Thursday, August 3, 2023 at 2:00 p.m. Eastern (1:00 p.m. Central) to discuss the Company’s financial results for the second quarter of 2023 and its outlook for the remainder of 2023. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer, and Steven C. Collins, Executive Vice President and Chief Operating Officer, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select “Events & Presentations” under the “Investors” section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 2:00 p.m. Eastern (1:00 p.m. Central), Thursday, August 17, 2023. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13739946.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of New Mexico and west Texas. Earthstone's Class A Common Stock is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Novo Acquisition to Earthstone and its stockholders, the anticipated completion of the Novo Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Novo Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Novo Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Novo Acquisition may not be satisfied or waived; and risks relating to any unforeseen liabilities of Earthstone or Novo. For further discussions of risks and uncertainties, please refer to those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2022, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, and other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
cjeansonne@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	June 30,	December 31,
ASSETS	2023	2022
Current assets:
Cash and cash equivalents	$49,500	$—
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	111,436	161,531
Joint interest billings and other, net of allowance of $19 and $19 at June 30, 2023 and December 31, 2022, respectively	24,196	34,549
Derivative asset	7,106	31,331
Prepaid expenses and other current assets	19,658	18,854
Total current assets	211,896	246,265

Oil and gas properties, successful efforts method:
Proved properties	4,348,453	3,987,901
Unproved properties	280,221	282,589
Land	5,482	5,482
Total oil and gas properties	4,634,156	4,275,972

Accumulated depreciation, depletion and amortization	(832,886)	(619,196)
Net oil and gas properties	3,801,270	3,656,776

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation and amortization of $6,090 and $5,273 at June 30, 2023 and December 31, 2022, respectively	6,056	5,394
Derivative asset	2,284	9,117
Operating lease right-of-use assets	6,573	4,569
Other noncurrent assets	92,362	15,280
TOTAL ASSETS	$4,120,441	$3,937,401
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$53,824	$91,815
Revenues and royalties payable	166,380	163,368
Accrued expenses	102,201	80,942
Asset retirement obligation	860	948
Derivative liability	31,702	14,053
Advances	11,449	7,312
Operating lease liabilities	906	842
Finance lease liabilities	1,083	802
Other current liabilities	14,335	16,202
Total current liabilities	382,740	376,284

Noncurrent liabilities:
Long-term debt, net	1,021,555	1,053,879
Deferred tax liability	174,565	138,336
Asset retirement obligation	29,695	29,611
Derivative liability	10,624	—
Operating lease liabilities	3,524	3,889
Finance lease liabilities	1,151	876

Other noncurrent liabilities	4,760	10,509
Total noncurrent liabilities	1,245,874	1,237,100

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 106,331,055 and 105,547,139 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	106	106
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,257,641 and 34,259,641 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	34	34
Additional paid-in capital	1,345,657	1,346,463
Retained earnings	411,301	292,711
Total Earthstone Energy, Inc. equity	1,757,098	1,639,314
Noncontrolling interest	734,729	684,703
Total equity	2,491,827	2,324,017

TOTAL LIABILITIES AND EQUITY	$4,120,441	$3,937,401

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
REVENUES
Oil	$294,997	$286,632	$612,375	$424,384
Natural gas	20,649	96,125	50,667	119,083
Natural gas liquids	54,362	89,794	120,102	125,234
Total revenues	370,008	472,551	783,144	668,701

OPERATING COSTS AND EXPENSES
Lease operating expense	87,602	50,514	175,580	72,145
Production and ad valorem taxes	31,805	34,195	64,958	47,510
Depreciation, depletion and amortization	109,990	66,463	220,740	100,789
Impairment expense	854	—	854	—
General and administrative expense	19,992	14,077	37,571	26,383
Transaction costs	208	(402)	401	10,340
Accretion of asset retirement obligation	646	708	1,275	1,105
Exploration expense	6,082	—	6,548	92
Total operating costs and expenses	257,179	165,555	507,927	258,364

Gain on sale of oil and gas properties	49,254	—	46,114	—

Income from operations	162,083	306,996	321,331	410,337

OTHER INCOME (EXPENSE)
Interest expense, net	(22,092)	(16,625)	(44,948)	(21,943)
Write-off of deferred financing costs	—	—	(5,109)	—
Loss on derivative contracts, net	(40,309)	(49,907)	(66,773)	(201,387)
Other income, net	819	249	812	296
Total other income (expense)	(61,582)	(66,283)	(116,018)	(223,034)

Income before income taxes	100,501	240,713	205,313	187,303
Income tax expense	(18,053)	(22,688)	(36,654)	(21,155)
Net income	82,448	218,025	168,659	166,148

Less: Net income attributable to noncontrolling interest	24,406	73,140	50,069	54,741

Net income attributable to Earthstone Energy, Inc.	$58,042	$144,885	$118,590	$111,407

Net income per common share attributable to Earthstone Energy, Inc.:
Basic	$0.55	$1.85	$1.12	$1.57
Diluted	$0.54	$1.46	$1.10	$1.37

Weighted average common shares outstanding:
Basic	106,209,657	78,291,037	106,091,850	70,909,353
Diluted	107,336,695	102,410,036	107,438,062	84,266,422

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$82,448	$218,025	$168,659	$166,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	109,990	66,463	220,740	100,789
Impairment of proved and unproved oil and gas properties	854	—	854	—
Accretion of asset retirement obligations	646	708	1,275	1,105
Settlement of asset retirement obligations	(497)	(274)	(1,036)	(475)
Gain on sale of oil and gas properties	(49,254)	—	(46,114)	—
Gain on sale of office and other equipment	—	(24)	(33)	(46)
Total loss on derivative contracts, net	40,309	49,907	66,773	201,387
Operating portion of net cash paid in settlement of derivative contracts	(418)	(79,099)	(7,443)	(110,785)
Stock-based compensation - equity and liability awards	7,835	5,960	12,453	11,790
Deferred income taxes	17,628	21,873	36,229	20,546
Write-off of deferred financing costs	—	—	5,109	—
Amortization of deferred financing costs	1,690	1,442	3,459	2,069
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	28,348	(135,580)	63,303	(184,315)
(Increase) decrease in prepaid expenses and other current assets	4,918	(9,207)	(834)	(11,103)
Increase (decrease) in accounts payable and accrued expenses	(9,003)	46,404	(62,031)	64,658
Increase (decrease) in revenues and royalties payable	(20,265)	70,638	11,267	85,570
Increase (decrease) in advances	3,208	(2,561)	4,137	(9,661)
Net cash provided by operating activities	218,437	254,675	476,767	337,677
Cash flows from investing activities:
Acquisition of oil and gas properties, net of cash acquired	(75,341)	(711,091)	(76,078)	(1,035,289)
Additions to oil and gas properties	(175,617)	(124,456)	(357,186)	(180,381)
Additions to office and other equipment	(191)	(766)	(482)	(1,356)
Proceeds from sales of oil and gas properties	54,219	—	56,062	—
Net cash used in investing activities	(196,930)	(836,313)	(377,684)	(1,217,026)
Cash flows from financing activities:
Proceeds from borrowings under Credit Agreement	932,127	889,074	1,890,487	1,471,572
Repayments of borrowings under Credit Agreement	(1,384,286)	(1,118,303)	(2,160,624)	(1,396,572)
Proceeds from issuance of 8% Senior Notes due 2027, net	—	537,250	—	537,250
Proceeds from issuance of 9.875% Senior Notes due 2031, net	481,215	—	481,215	—
Repayment of term loan	—	—	(250,000)	—
Proceeds from issuance of Series A Convertible Preferred Stock, net of offering costs of $674	—	279,326	—	279,326
Cash paid related to the exchange and cancellation of Class A Common Stock	(799)	(719)	(7,141)	(4,617)
Cash paid for finance leases	(237)	—	(441)	—
Deferred financing costs	(27)	(5,472)	(3,079)	(11,623)
Net cash (used in) provided by financing activities	27,993	581,156	(49,583)	875,336
Net increase (decrease) in cash and cash equivalents	49,500	(482)	49,500	(4,013)
Cash and cash equivalents at beginning of period	—	482	—	4,013
Cash and cash equivalents at end of period	$49,500	$—	$49,500	$—

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, Free Cash Flow and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of their wide acceptance by the investment community as financial indicators.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares is a non-GAAP financial measure that provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Class A Common Stock - Diluted	107,336,695	102,410,036	107,438,062	84,266,422
Class B Common Stock	34,259,575	34,268,723	34,259,608	34,295,444
Adjusted Diluted Shares	141,596,270	136,678,759	141,697,670	118,561,866

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP financial measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income plus, when applicable, accretion of asset retirement obligations; depreciation, depletion and amortization; impairment expense; interest expense, net; transaction costs; gain on sale of oil and gas properties; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash and expected to settle in cash); and income tax expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income to Adjusted EBITDAX for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($000s)	2023	2022	2023	2022
Net income	$82,448	$218,025	$168,659	$166,148
Accretion of asset retirement obligations	646	708	1,275	1,105
Depreciation, depletion and amortization	109,990	66,463	220,740	100,789
Impairment expense	854	—	854	—
Interest expense, net	22,092	16,625	44,948	21,943
Transaction costs	208	(402)	401	10,340
Gain on sale of oil and gas properties	(49,254)	—	(46,114)	—
Exploration expense	6,082	—	6,548	92
Unrealized loss (gain) on derivative contracts	39,891	(29,192)	59,330	90,602
Stock based compensation(1)	7,835	5,960	12,453	11,790
Income tax expense	18,053	22,688	36,654	21,155
Adjusted EBITDAX	$238,845	$300,875	$505,748	$423,964

(1)Consists of expense for non-cash equity awards and cash-based liability awards that are expected to be settled in cash. On February 8, 2023, cash-based liability awards were settled in the amount of $14.5 million. On February 9, 2022, cash-based liability awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations.

III. Adjusted Net Income

We define “Adjusted Net Income” as net income plus, when applicable, unrealized loss (gain) on derivative contracts; impairment expense; gain on sale of oil and gas properties; write-off of deferred financing costs; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income is a non-GAAP financial measure that provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income to Adjusted Net Income for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($000s, except share and per share data)	2023	2022	2023	2022
Net income	$82,448	$218,025	$168,659	$166,148
Unrealized loss (gain) on derivative contracts	39,891	(29,192)	59,330	90,602
Impairment expense	854	—	854	—
Gain on sale of oil and gas properties	(49,254)	—	(46,114)	—
Write-off of deferred financing costs	—	—	5,109	—
Transaction costs	208	(402)	401	10,340
Income tax effect of the above	1,473	(12,705)	(3,497)	(15,190)
Adjusted Net Income	$75,620	$175,726	$184,742	$251,900
Adjusted Diluted Shares	141,596,270	136,678,759	141,697,670	118,561,866
Adjusted Net Income per Adjusted Diluted Share	$0.53	$1.29	$1.30	$2.12

IV. Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we use as an indicator of our ability to fund our development activities and reduce our leverage. We define Free Cash Flow as Net cash provided by operating activities; less (1) Settlement of asset retirement obligations, Gain on sale of office and other equipment, Write-off of deferred financing costs, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows; plus (2) Transaction costs and Exploration expense from the Condensed Consolidated Statements of Operations; less (3) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, less current portion of Income tax (expense) benefit, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate cash in addition to cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($000s)	2023	2022	2023	2022
Net cash provided by operating activities	$218,437	$254,675	$476,767	$337,677
Adjustments - Condensed Consolidated Statements of Cash Flows
Settlement of asset retirement obligations	497	274	1,036	475
Gain on sale of office and other equipment	—	24	33	46
Write-off of deferred financing costs	—	—	(5,109)	—
Amortization of deferred financing costs	(1,690)	(1,442)	(3,459)	(2,069)
Change in assets and liabilities	(7,206)	30,306	(15,842)	54,851
Adjustments - Condensed Consolidated Statements of Operations
Transaction costs	208	(402)	401	10,340
Exploration expense	6,082	—	6,548	92
Capital expenditures (accrual basis)	(174,440)	(119,451)	(376,712)	(201,560)
Free Cash Flow	$41,888	$163,984	$83,663	$199,852

Alternate calculation of Free Cash Flow for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($000s)	2023	2022	2023	2022
Adjusted EBITDAX	$238,845	$300,875	$505,748	$423,964
Interest expense, net	(22,092)	(16,625)	(44,948)	(21,943)
Current portion of income tax expense	(425)	(815)	(425)	(609)
Capital expenditures (accrual basis)	(174,440)	(119,451)	(376,712)	(201,560)
Free Cash Flow	$41,888	$163,984	$83,663	$199,852

V. Operating Margin per Boe and Operating Margin per Boe (Including Realized Hedge Settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including Realized Hedge Settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.